As filed with the Securities and Exchange Commission on July 23, 2004.
                                                    Registration No. 333-______

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ____________

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                               THE STANLEY WORKS
            (Exact name of Registrant as specified in its charter)
                                 ____________

        CONNECTICUT                                         06-0548860
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                 ____________

                              1000 Stanley Drive
                        New Britain, Connecticut 06053
                                (860) 225-5111

   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)
                                  __________

                             Bruce H. Beatt, Esq.
                 Vice President, General Counsel and Secretary
                               The Stanley Works
                              1000 Stanley Drive
                        New Britain, Connecticut 06053
                           Telephone: (860) 225-5111

           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   Copy to:
                          Gregory A. Fernicola, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                         New York, New York 10036-6522
                                (212) 735-3000
                               ________________

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement as determined by the Registrant

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ____________________



                                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Title of Each Class of Securities    Amount to be    Proposed Maximum        Proposed Maximum         Amount of
          to be Registered             Registered    Offering Price Per   Aggregate Offering Price   Registration
                                                        Unit (1) (2)               (2) (3)                Fee
--------------------------------------------------------------------------------------------------------------------
Debt Securities (4)                        __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Preferred Stock (4)                        __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Common Stock (4) (5)                       __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Depositary Preferred Stock Purchase
Rights (4) (5)                             __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Depositary Shares (4)                      __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Warrants (6)                               __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts (7)               __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
Stock Purchase Units (8)                   __                __                      __                   __
--------------------------------------------------------------------------------------------------------------------
TOTAL (9)                             $900,000,000          100%                $900,000,000         $72,810 (10)
--------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the sale of the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of all securities registered hereby will not exceed $900,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)      Exclusive of accrued interest and dividends, if any.

(4) There is being registered hereunder an indeterminate number of shares of common stock, $2.50 par value per share, preferred stock without par value, and depositary shares and an indeterminate principal amount of debt securities (each, an "offered security") as may, from time to time, be (a) issued or sold at indeterminate prices or (b) issued upon conversion of, or exchange for, any securities being registered hereunder that provide for conversion into, or exchange for, an offered security. Includes offered securities that may be purchased by underwriters to cover over-allotments, if any.

(5) Each share of common stock includes one half of one associated depositary preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. The registration fee for these securities is included in the fee for the common stock.

(6) There is being registered hereunder an indeterminate amount of warrants (as may, from time to time, be issued or sold at indeterminate prices) representing rights to purchase certain of the debt securities, common stock, preferred stock, or depositary shares registered hereunder or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Includes warrants that may be purchased by underwriters to cover over-allotments, if any.

(7) There is being registered hereunder an indeterminate amount of stock purchase contracts (as may, from time to time, be issued or sold at indeterminate prices) obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates. Includes stock purchase contracts that may be purchased by underwriters to cover over-allotments, if any.

(8) There is being registered hereunder an indeterminate amount of stock purchase units (as may, from time to time, be issued or sold at indeterminate prices) each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holders' obligations to purchase our common stock or other securities under the stock purchase contracts. Includes stock purchase units that may be purchased by underwriters to cover over-allotments, if any.

(9) As described in note (2) above, the aggregate public offering price of all securities issued from time to time pursuant to this registration statement will not exceed $900,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(10) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this combined registration statement is a combined prospectus and relates to the new registration statement registering depositary preferred stock purchase rights included in the common stock of the registrant and to registration statement no. 333-110279, declared effective on December 12, 2003, which registered debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units of the registrant. The registrant paid a filing fee in the amount of $72,810 in connection with the registration of the securities registered hereunder at the time of the filing of registration statement no. 333-110279. No securities were issued prior to the date hereof under registration statement no. 333-110279. No additional fee is payable with respect to this new registration statement, which also constitutes Post-Effective Amendment No. 1 to registration statement no. 333-110279.

                             ____________________



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this combined registration statement is a combined prospectus and relates to the new registration statement and to Registration Statement No. 333-110279 declared effective on December 12, 2003. This new registration statement also constitutes post-effective amendment No. 1 to Registration Statement No. 333-110279.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JULY 23, 2004

Prospectus

                                 $900,000,000

                               The Stanley Works

                                 Common Stock
                                Preferred Stock
                                Debt Securities
                                   Warrants
                               Depositary Shares
                           Stock Purchase Contracts
                                      and
                             Stock Purchase Units

         We may offer, issue and sell, together or separately:

                  o        shares of our common stock;

                  o        shares of our preferred stock;

                  o debt securities, which may be senior debt securities or subordinated debt securities;

                  o warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

                  o depositary shares representing an interest in our preferred stock;

                  o stock purchase contracts to purchase shares of our common stock; and

                  o stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the stock purchase contracts.

         We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

         This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

         Our common stock is listed on the New York Stock Exchange under the trading symbol "SWK."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is           , 2004

                               TABLE OF CONTENTS

                                                                           Page

About this Prospectus........................................................2
Where You Can Find More Information..........................................3
Special Note Regarding Forward-looking Statements............................5
The Stanley Works............................................................7
Use of Proceeds..............................................................8
Ratio of Earnings to Fixed Charges...........................................8
Description of Securities....................................................9
Description of Debt Securities...............................................9
Description of Capital Stock................................................23
Description of Warrants.....................................................29
Description of Depositary Shares............................................32
Description of Stock Purchase Contracts and Stock Purchase Units............35
Plan of Distribution........................................................36
Legal Matters...............................................................39
Experts.....................................................................39

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $900,000,000 or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add to, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

         The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

         When used in this prospectus, the terms "The Stanley Works," "we," "our" and "us" refer to The Stanley Works and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C. , and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604 and at 233 Broadway, New York, New York 10279, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like The Stanley Works, who file electronically with the SEC. The address of that site is www.sec.gov.

         You can also inspect reports, proxy statements and other information about The Stanley Works at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of The Stanley Works, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that The Stanley Works has previously filed with the SEC. These documents contain important information about The Stanley Works and its finances.

     o Our annual report on Form 10-K for the fiscal year ended January 3, 2004;

     o Our quarterly report on Form 10-Q for the quarter ended April 3, 2004;

     o Our current reports on Form 8-K filed March 17, 2004, March 30, 2004, April 5, 2004, April 9, 2004 and April 26, 2004;

     o The Definitive Proxy Statement of The Stanley Works filed with the Commission on March 29, 2004;

     o The description of our common stock contained in our registration statement on Form 8-A (SEC file No. 001-5224), filed with the SEC on October 29, 1985, and any amendment or report filed for the purpose of updating such description; and

     o The description of the depositary preferred stock purchase rights associated with our common stock contained in our registration statement on Form 8-A (SEC file No. 001-5224), filed with the SEC on March 24, 1986, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on January 20, 1988, Amendment No. 2 thereto on Form 8-A/A, filed with the SEC on

         August 7, 1990, Amendment No. 3 thereto on Form 8-A/A, filed with the SEC on November 7, 1991 and Amendment No. 4 thereto on Form 8-A/A, filed with the SEC on July 23, 2004.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

                             The Stanley Works
                             1000 Stanley Drive
                             New Britain, Connecticut 06053
                             Attention: Treasurer
                             (860) 225-5111

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

                            SPECIAL NOTE REGARDING
                          FORWARD-LOOKING STATEMENTS

         This document and the documents incorporated by reference in this document may include "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Those statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate, and are not guarantees of future performance.

         We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

     o   failure to realize expected benefits of recent acquisitions;

     o inability to maintain current production rates in its manufacturing facilities;

     o   failure of marketing and/or sales efforts;

     o inability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage;

     o   inability to fulfill demand for new and existing products;

     o   failure of acceptance of new products;

     o failure to successfully integrate recently acquired businesses with existing businesses and the failure to achieve the sales plans for such businesses;

     o increasing competition, and changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations and the impact of dollar/foreign currency exchange rates and interest rates on our competitiveness or the competitiveness of our products;

     o pricing pressure and other changes within competitive markets and the ability to defend market share;

     o continued consolidation of customers in consumer channels and inventory pressures on and from such customers;

     o   outcomes of pending and future litigation;

     o events that cause or may cause disruption in distribution and sales networks such as port closures or labor shortages, war, political unrest and recessionary or expansive trends in world economies;

     o   future labor disputes;

     o inability to continue improvements in productivity and cost reductions including inventory reductions, payment terms and reducing selling, general and administrative expenses as a percentage of sales;

     o the strength of the United States economy and the strength of foreign currencies;

     o inability to continue to successfully close certain facilities and reduce workforce;

     o   failure to increase the efficiency of routine business processes;

     o   failure to mitigate the effects of any material cost inflation;

     o   availability of vendors to perform outsourced functions; and

     o   failure to recruit and train new employees.

         Actual results may differ materially from those expressed or implied by forward-looking statements. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference in this prospectus, the date of any such document. We do not undertake any obligation to publicly correct or update any forward looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports to the SEC.

                               THE STANLEY WORKS

         We were founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a worldwide producer of tools and security solutions for both consumer and industrial use. Stanley(R) is a brand recognized around the world for quality and value. Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is
(860)225-5111.

         Our businesses are reported in three business segments: Consumer Products, Industrial Tools and Security Solutions. The Consumer Products segment includes hand tools, consumer mechanic tools and storage units, hardware and home decor. Industrial Tools is comprised of Mac Tools, Proto mechanic tools, pneumatic tools, storage systems, specialty tools, assembly technologies, hydraulic tools and CST/Berger (measuring tools). The Security Solutions segment includes access technologies, Best Access, Blick and Frisco Bay; these businesses manufacture and install automatic doors, and related hardware and products, as well as mechanical and electronic lock sets and access controls.

         We believe that we are one of the largest manufacturers of hand tools in the world featuring a broader line than any other toolmaker. We also believe that we are a leader in the manufacture and sale of pneumatic fastening tools and related fasteners to the construction, furniture and pallet industries as well as a leading manufacturer of hydraulic tools used for construction, railroads, utilities and public works. We believe that we are a United States leader in the manufacture and sale of commercial hardware products, mirrored closet doors and hardware for sliding, folding and pocket doors and the United States leader in the manufacture, sale and installation of automatic sliding and swing powered doors.

                                USE OF PROCEEDS

         Except as otherwise set forth in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of short-term indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

         If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement relating to that offering.


                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges for the periods indicated:


..                                            Twelve Months Ended                          Three Months Ended
                        --------------------------------------------------------------    -----------------------
                        January    December      December      December      January        April        March
                          3,          28,           29,           30,           1,            3,           29,
                        -------    ----------    ----------    ----------    ---------    ----------    ---------
                         2004        2002          2001          2000          2000         2004          2003
                        -------    ----------    ----------    ----------    ---------    ----------    ---------
Ratio of Earnings to
    Fixed Charges (a)   4.30x        7.13x         5.89x         6.68x        5.85x         8.93x        3.53x


____________________

(a) The ratio of earnings to fixed charges is calculated on a total enterprise basis. Earnings represent earnings before income taxes and fixed charges. Fixed charges represent interest incurred plus that portion of rental expense deemed to be interest. The ratios are based solely on historical financial information.

                           DESCRIPTION OF SECURITIES

         This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

                        DESCRIPTION OF DEBT SECURITIES

         As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." The trustee under the Indentures is JPMorgan Chase Bank.

         The forms of Indentures are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

         As used in this "Description of Debt Securities," the terms "The Stanley Works," "we," "our" and "us" refer to The Stanley Works, a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

General

         The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

         Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization

(and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary's creditors, including trade creditors.

         The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

         Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

     o the title of debt securities and whether they are subordinated debt securities or senior debt securities;

     o   any limit on the aggregate principal amount of the debt securities;

     o   the price or prices at which we will sell the debt securities;

     o   the maturity date or dates of the debt securities;

     o the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     o the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

     o the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

     o whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

     o the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

     o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

     o if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

     o our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

     o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

     o the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

     o the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

     o provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

     o any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

     o the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

     o whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

     o the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

     o whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

     o any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

     o   the depositary for global or certificated debt securities;

     o   any special tax implications of the debt securities;

     o any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

     o   any other terms of the debt securities.

         Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

         Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

         Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

         The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

         Under the Subordinated Indenture, "Senior Indebtedness" means all of our obligations in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

     o the principal of (and premium, if any) and interest due on our indebtedness for borrowed money;

     o all obligations guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

     o all obligations guaranteed by us evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such obligation was created);

     o any obligations of ours as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

     o all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     o all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     o all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     o all obligations of the types referred to above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us).

         Senior Indebtedness does not include:

     o indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business in connection with the obtaining of materials or services;

     o indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

     o any of our indebtedness to our affiliates unless otherwise expressly provided in the terms of any such indebtedness.

         Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of, or premium, if any, or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

         In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

         If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property (other than securities of The Stanley Works or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), to any holder of subordinated debt securities:

     o any dissolution or winding-up or liquidation or reorganization of ours, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

     o   any general assignment by us for the benefit of creditors; or

     o   any other marshaling of our assets or liabilities.

         In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

         By reason of this subordination, in the event of insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

         The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Certain Covenants

         Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

     o limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

     o contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

         Limitation on Liens


         The Senior Indenture will provide that if we or any Restricted Subsidiary shall issue, assume or guarantee any evidence of indebtedness for money borrowed ("Indebtedness") secured by a mortgage, security interest, pledge or lien ("Mortgage") on any Principal Property, or shares of stock or Indebtedness of any Restricted Subsidiary, we will secure or cause such Restricted Subsidiary to secure any debt securities issued under the Senior Indenture (the "Senior Securities") equally and ratably with such secured Indebtedness, unless the aggregate amount of all such secured Indebtedness, together with all Attributable Debt outstanding pursuant to the first paragraph of the "Limitation on Sale and Lease-back Transactions" covenant described below, would not exceed 10% of Consolidated Net Worth. The Subordinated Indenture does not contain a similar limitation on liens.

         Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the indenture or at the time of acquisition by us or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics' liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of ours or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith, or (f) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction.

         Limitation on Sale and Lease-back Transactions

         The Senior Indenture will provide that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the first paragraph of the "Limitation on Liens" covenant described above, would not exceed 10% of Consolidated Net Worth.

         Such limitation will not apply to any sale and lease-back transaction if (a) the lease is for a period of not more than three years, (b) the purchaser's commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or instrumentality or agency thereof, (d) the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries, (e) we or such Restricted Subsidiary would be entitled as described in "Limitation on Liens," above, to mortgage such Principal Property without equally and ratably securing the Senior Securities, or (f) we or such Restricted Subsidiary, within 180 days after the effective date of the transaction, apply to the retirement of Senior Securities or other Indebtedness of ours or a Restricted

Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (ii) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Senior Securities delivered to the trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

         Consolidation, Merger and Sale of Assets

         We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under either the Senior Indenture or the Subordinated Indenture and the performance and observance of the indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the indenture.

         Definition of Certain Terms

         "Restricted Subsidiary" means a Subsidiary (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary or which is primarily engaged in the business of a finance company either on a secured or an unsecured basis.

         "Principal Property" means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by us or a Restricted Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations,
(iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which our board of directors determines is not material to the operation of our business and our Subsidiaries taken as a whole.

         "Consolidated Net Worth" means the excess over current liabilities of all assets properly appearing on our consolidated balance sheet after deducting the minority interests of others in Subsidiaries. A Subsidiary is defined to mean any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by us or by one or more Subsidiaries of ours or by us and one or more Subsidiaries.

         "Attributable Debt" in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and
(ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.

Events of Default

         The following events are defined in the Indentures as "Events of Default":

     o default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

     o default in the payment of principal or premium, if any, of any debt securities in such series when due;

     o default in the performance of any other covenant for 90 days after notice;

     o involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

     o entry of certain court orders which would require us to make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

     o   certain events of bankruptcy, insolvency or reorganization; and

     o any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

         If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the Securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

         The Indentures will provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

         We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

     o an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

     o the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

     o the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities in complying with such request;

     o the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

     o no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

         The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures will provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

         Discharge, Defeasance and Covenant Defeasance

         If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

         We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

         If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and
(ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

         We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

         Modification and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     o change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

     o reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

     o change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

     o change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

     o change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

     o impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

     o reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

     o reduce the requirements for quorum or voting by holders of a particular series of debt securities in Section 15.4 of the Indentures,

     o modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

     o make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

     o   modify any of the above provisions.

         The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture with respect to the debt securities of such series, except a default:

     o in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

     o in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

         Under the Indentures, we will be required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the Indentures and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

         Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

         Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

         Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

         A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

     o DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

     o We determine, in our sole discretion, that the global security shall be exchangeable.

         If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

         The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Regarding the Trustee

         The trustee under the Indentures is JPMorgan Chase Bank. The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

         The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                         DESCRIPTION OF CAPITAL STOCK

General

         The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act, or CBCA, our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the restated certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." As used in this "Description of Capital Stock," the terms "The Stanley Works," "we," "our" and "us" refer to The Stanley Works, a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

         Our authorized capital stock consists of 200,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. As of June 30, 2004, we had 81,857,583 shares of our common stock outstanding and no shares of preferred stock outstanding. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

         Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

         Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

         Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

         The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

         This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

         Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

                  o        the designation of the series;

                  o        the number of shares within the series;

                  o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

                  o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

                  o whether the shares are redeemable, the redemption price and the terms of redemption;

                  o the amount payable to you for each share you own if we dissolve or liquidate;

                  o whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

                  o any restrictions on issuance of shares in the same series or any other series;

                  o voting rights applicable to the series of preferred stock; and

                  o any other rights, priorities, preferences, restrictions or limitations of such series.

         Your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

         Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements.

         The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, dated January 31, 1996, which is referred to herein as the 1996 Rights Agreement. Provisions of the CBCA, the certificate of incorporation, the bylaws and the 1996 Rights Agreement, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

         Board of Directors

         The certificate of incorporation provides that the board of directors will be classified with approximately one-third elected each year. The number of directors will be fixed from time to time by a majority of the total number of directors which we would have at the time such number is fixed if there were no vacancies. The directors elected by the holders of common stock are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the shareholders or by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors elected by the holders of common stock may be removed only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

         Shareholder Action by Written Consent; Special Meetings

         Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

         The bylaws provide that special meetings of shareholders may only be called by:

             o   the chairman of the board,

             o   the president,

             o   the secretary, or

             o the chairman of the board, the president or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.

         In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

         Advance Notice Requirements for Director Nominations and Other
Proposals

         Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, not less than 30 days prior to the election meeting. Our bylaws require that all directors be shareholders of record.

          A shareholder's notice to our corporate secretary must be in proper written form and must set forth some information relating to each person whom the shareholder proposes to nominate for election as a director:

             o the name, age, business and residence addresses, and the principal occupation or employment of the person;

             o the number of shares of our capital stock which are beneficially owned by the person; and

             o any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

         Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 60 days, but no more than 90 days, prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

         A shareholder's notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

             o a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

             o   the name and record address of that shareholder;

             o the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

             o a description of all arrangements or understandings between that shareholder and any other person in connection with the proposal of that business and any material interest of that shareholder in that business; and

             o a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

         1996 Rights Agreement

         On January 31, 1996, the board of directors declared a dividend distribution of one right for each share of our common stock outstanding on the close of business on March 10, 1996, and we entered into the 1996 Rights Agreement, which sets forth the terms of those rights. Each outstanding share of common stock currently has one half of a share purchase right. Each purchase right may be exercised to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $220.00, subject to adjustment. The rights, which do not have voting rights, expire on March 10, 2006, and may be redeemed by us at a price of $0.01 per right at any time prior to the tenth day following the public announcement that a person has acquired beneficial ownership of 10% or more of the outstanding shares of common stock.

         In the event that we are acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right (other than a holder who is a 10%-or-more shareowner) shall have the right to receive, upon exercise thereof, that number of shares of common stock of the surviving company having a market value equal to two times the exercise price of the right. Similarly, if anyone becomes the beneficial owner of more than 10% of the then outstanding shares of common stock (except pursuant to an offer for all outstanding shares of common stock which the independent directors have deemed to be fair and in our best interest), provision will be made so that each holder of a right (other than a holder who is a 10%-or-more shareowner) shall thereafter have the right to receive, upon exercise thereof, common stock (or, in certain circumstances, cash, property or our other securities) having a market value equal to two times the exercise price of the right. At June 30, 2004 there were 40,638,411 outstanding rights. There are 250,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with the rights.

         Antitakeover Legislation

         We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A "business combination" generally includes mergers, asset sales, some types of stock issuances and other transactions resulting in a disproportionate financial benefit to the interested shareholder. Subject to exceptions, an "interested shareholder" is a person who owns 10% or more of our voting power, or is an affiliate or associate of The Stanley Works and owned 10% or more of our voting power within the past five years.

         Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any "business combination" involving an interested shareholder. This voting requirement does not apply if:


             o 2/3 of our disinterested directors expressly approve the proposed business combination; or

             o   The following conditions are satisfied:

                     o The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

                     o A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.

         This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

         Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

             o the holders of 80% of the voting power of the outstanding shares of our voting stock; and

             o the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder,

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

         We are also subject to Section 33-756(d) of the CBCA, requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation's employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.

         Limitation of Liability of Directors

         The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

             o   is or was our director, officer, employee or agent, or

             o served at our request as a director, officer, employee or agent of another corporation.

         Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing.

         Our common stock is listed on the New York Stock Exchange under the symbol "SWK."

Transfer Agent and Registrar.

         The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

                            DESCRIPTION OF WARRANTS

         This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement. As of June 30, 2004, we had no warrants outstanding.

         We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

         The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

         o    the offering price;

         o the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

         o    the number of warrants offered;

         o the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

         o the exercise price and the amount of securities you will receive upon exercise;

         o the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

         o    the rights, if any, we have to redeem the warrants;

         o the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

         o the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

         o the date on and after which the warrants and the related securities will be separately transferable;

         o    U.S. federal income tax consequences;

         o    the name of the warrant agent; and

         o    any other material terms of the warrants.

         After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

         Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

         The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

                       DESCRIPTION OF DEPOSITARY SHARES

General

         We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

         We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

         If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

         If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

         Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

         Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

         The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

         Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

         The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

         The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

General

         We may sell the securities being offered hereby in one or more of the following ways from time to time:

         o    to underwriters for resale to purchasers;

         o    directly to purchasers; or

         o    through agents or dealers to purchasers.

         In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

         The prospectus supplement with respect to each offering of securities will include:

         o    the terms of the offering;

         o    the names of any underwriters or agents;

         o    the name or names of any managing underwriter or underwriters;

         o the purchase price or initial public offering price of the securities;

         o    the net proceeds from the sale of the securities;

         o    any delayed delivery arrangements;

         o any underwriting discounts, commissions and other items constituting underwriters' compensation;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o    any commissions paid to agents.

         The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

         o    at a fixed price or prices, which may be changed;

         o    at market prices prevailing at the time of sale;

         o    at prices relating to such prevailing market prices; or

         o    at negotiated prices.

         Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either

         o on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

         o    to or through a market maker otherwise than on such exchanges.

          Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

Sales through Underwriters or Dealers

         If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

         In addition, we may sell some or all of the securities covered by this prospectus through:

         o purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

         o block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

         o ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

         We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

         We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

         Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

         If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

         We may have agreements with the agents, dealers, underwriters, remarketing firms and other third parties described above to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters, remarketing firms or such other third parties may be required to make. Agents, dealers, underwriters, remarketing firms and such other parties may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.


                                 LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP New York, New York and Bruce
H. Beatt, Esq., our general counsel, represent us in connection with this registration statement. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and Bruce H. Beatt. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. Mr. Beatt beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of The Stanley Works.

                                    EXPERTS

         The consolidated financial statements of The Stanley Works and subsidiaries appearing in The Stanley Works' Annual Report (Form 10K) for the year ended January 3, 2004, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.


     Securities and Exchange Commission Registration Fee.................................    $   72,810.00
     Accounting Fees and Expenses........................................................    $   25,000.00*
     Legal Fees..........................................................................    $ 150,000.00*
     Trustees' Fees and Expenses.........................................................    $   20,000.00*
     Miscellaneous.......................................................................    $    4,000.00*
                                                                                             -----------------------
                                                                                             -----------------------
     Total...............................................................................    $ 271,810.00*
     ------------------------------------------------------------------------------------    =======================
*Estimated


Item 15.  Indemnification of Directors and Officers.

         Sections 33-770 through 33-776 of the CBCA provide that a corporation in The Stanley Works' circumstances shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys' fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation's best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must also be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts' power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

         The Stanley Works Certificate of Incorporation provides that no director of The Stanley Works will be personally liable to The Stanley Works or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving The Stanley Works during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director's duty to the corporation, amount to an abdication of the director's duty to the corporation, or create liability for an unlawful distribution. See "Description of Securities
- Description of Capital Stock - Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaw and Other Agreements - Limitation of Liability of Directors" in the prospectus.

         Our bylaws also provide for the indemnification of directors and officers to the extent permitted by applicable law.

         The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statute.

Item 16.  List of Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3, and registration statement on Form S-3, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on July 23, 2004.


                                     THE STANLEY WORKS


                                     By   /s/Craig A.Douglas
                                         ____________________________________
                                          Name:  Craig A. Douglas
                                          Title: Vice President and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-3, and registration statement on Form S-3, have been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                    Title                                Date
                 ---------                                    -----                                ----

   *
_________________________________           Chairman, Chief Executive Officer and      July 23, 2004
John F. Lundgren                            Director (Principal Executive Officer)


   *
_________________________________           Vice President, Finance and Chief          July 23, 2004
James M. Loree                              Financial Officer (Principal Financial
                                            Officer)


   *
_________________________________           Controller (Principal Accounting Officer)  July 23, 2004
Donald Allan Jr.


   *
_________________________________           Director                                   July 23, 2004
John G. Breen


   *
_________________________________           Director                                   July 23, 2004
Stillman B. Brown



                                     II-4



   *
_________________________________           Director                                   July 23, 2004
Virgis W. Colbert


   *
_________________________________           Director                                   July 23, 2004
Emmanuel A. Kampouris



_________________________________           Director                                   July __, 2004
Eileen S. Kraus


   *
_________________________________           Director                                   July 23, 2004
Kathryn D. Wriston


* Bruce H. Beatt, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated by signing above, and filed with the Securities and Exchange Commission), by signing his name, does hereby sign and execute this Post-Effective Amendment No. 1 to the registration statement on Form S-3, and registration statement on Form S-3, on behalf of each of the persons referenced above.

                                           By     /s/ Bruce H. Beatt
                                                  _____________________________
                                           Name:  Bruce H. Beatt

                                 EXHIBIT INDEX



Exhibit
No.                            Description of Exhibits
----------                     -----------------------

    1.1 Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    1.2 Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    1.3 Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    3.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Annual Report of The Stanley Works on Form 10-K for the fiscal year ended January 2, 1999).

    3.2 Amended Bylaws (incorporated by reference to Exhibit 3(ii) to the Annual Report of The Stanley Works on Form 10-K for the fiscal year ended December 29, 2001).

    4.1*     Specimen of Common Stock Certificate.

    4.2 Rights Agreement, dated January 31, 1996 (incorporated by reference to Exhibit (4)(i) to Current Report on Form 8-K dated January 31, 1996).

    4.3*     Form of Senior Indenture.

    4.4*     Form of Subordinated Indenture.

    4.5 Form of Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.6 Form of Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.7 Form of Certificate of Amendment with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.8 Form of Warrant Agreement to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.9 Form of Warrant Certificate to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.10 Form of Depositary Agreement to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.11 Form of Depositary Receipt to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    4.12 Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units to be filed as an exhibit to a Current Report of The Stanley Works on Form 8-K and incorporated by reference herein.

    5.1*     Opinion of Bruce H. Beatt as to legality. (Connecticut Law
             Opinion).

    5.2* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality. (New York Law Opinion).

   12.1      Statement Re:  Computation of Ratio of Earnings to Fixed Charges.

   23.1      Consent of Ernst & Young LLP, independent auditors.

   23.2*     Consent of Bruce H. Beatt (included in Exhibit 5.1).

   23.3*     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibit 5.2).

   24.1      Power of Attorney.

   24.2      Certified Resolution.

   25.1* Statement of Eligibility on Form T-1 of JPMorgan Chase Bank, Trustee under the Senior Indenture.

   25.2* Statement of Eligibility on Form T-1 of JPMorgan Chase Bank, Trustee under the Subordinated Indenture.


* Previously filed.